UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported): November 29, 2024

READY CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-35808	90-0729143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 Avenue of the Americas, 50th Floor

New York, NY 10020

(212) 257-4600

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	RC	New York Stock Exchange
6.25% Series C Cumulative Convertible Preferred Stock, $0.0001 par value per share	RC PRC	New York Stock Exchange
6.50% Series E Cumulative Redeemable Preferred Stock, $0.0001 par value per share	RC PRE	New York Stock Exchange
6.20% Senior Notes due 2026	RCB	New York Stock Exchange
5.75% Senior Notes due 2026	RCC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On November 29, 2024, Ready Capital Corporation, a Maryland corporation (“Ready Capital”), RC Merger Sub IV, LLC, a Delaware limited liability company and a wholly owned subsidiary of Ready Capital (“Merger Sub”), and United Development Funding IV, a Maryland real estate trust (“UDF IV”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, subject to the terms and conditions therein, UDF IV will be merged with and into Merger Sub, with Merger Sub remaining as a wholly owned subsidiary of Ready Capital (such surviving company, the “Surviving Company” and such merger, the “Merger”).

Merger Consideration. Under the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each common share of beneficial interest of UDF IV (the “UDF IV Common Shares”) issued and outstanding immediately prior to the Effective Time (excluding any shares held by UDF IV, Ready Capital, Merger Sub or any of their respective subsidiaries) will automatically be converted into the right to receive from Ready Capital (A) 0.416 shares of common stock (subject to possible adjustment as provided in the Merger Agreement, the “Exchange Ratio”), par value $0.0001, of Ready Capital (“Ready Capital Common Shares”) and (B) a number of contingent value rights (“CVRs”) equal to the Exchange Ratio. Cash will be paid in lieu of fractional Ready Capital Common Shares that would have been received as a result of the Merger.

In addition, each restricted stock unit, whether vested or unvested, payable in whole or in part in UDF IV Common Shares, or the value of which is determined with reference to UDF IV Common Shares, which have been granted pursuant to a UDF IV equity plan, and which is outstanding immediately prior to the Effective Time (the “UDF IV RSUs”) will vest immediately prior to the Effective Time and will be cancelled, and the holders thereof will be entitled to receive a number of: (i)  Ready Capital Common Shares and CVRs, in each case, equal to the product of (A) the total number of UDF IV Common Shares subject to such holder’s UDF IV RSUs as of immediately prior to the Effective Time (assuming such UDF IV RSUs have vested in full) and (B) the Exchange Ratio, and (ii) any cash to be paid in lieu of any fractional Ready Capital Common Shares.

Contingent Value Rights. Prior to the Effective Time, Ready Capital and Computershare Inc. (“Computershare”) and its affiliate Computershare Trust Company, N.A. (together with Computershare, the “Rights Agent”) will enter into a Contingent Value Rights Agreement in substantially the form attached as an exhibit to the Merger Agreement (the “CVR Agreement”) governing the CVRs to be issued to the holders of UDF IV Common Shares in connection with the Merger. The CVRs will represent the right of the CVR holder to receive additional Ready Capital Common Shares after the end of each of four “CVR Accrual Periods” following the Effective Time (initially the partial year ending December 31, 2025, and each of the three subsequent calendar years), based upon cash proceeds (“Proceeds”) received by Ready Capital and its subsidiaries in respect of a portfolio of five UDF IV loans (the “Portfolio Loans”) during each of the CVR Accrual Periods, net of certain costs and expenses incurred during those CVR Accrual Periods (or carried over from prior CVR Accrual Periods). Under the CVR Agreement, once Ready Capital has recovered its “Parent Priority Proceeds Amount” (which amount is equal to the principal of the Portfolio Loans, initially approximately $13.3 million, but subject to increase if further advances are made on Portfolio Loans), Ready Capital will retain 40% of the remaining net Proceeds received during the relevant CVR Accrual Period and CVR holders will be entitled to receive additional Ready Capital Common Shares with a value (based on Ready Capital’s then most recently announced tangible book value per share) equal to 60% of the remaining net Proceeds.

Together with the Ready Capital Common Shares issued after the end of a CVR Accrual Period, each CVR holder also will be entitled to receive (at Ready Capital’s election) either (i) a cash payment equal to the amount of any dividends or other distributions paid with respect to the number of whole Ready Capital Common Shares received by such CVR holder in respect of the relevant CVR Accrual Period that have a record date on or after the date on which the Merger closes (the “Closing”) and a payment date prior to the relevant CVR Accrual Period settlement date or (ii) additional Ready Capital Common Shares having a value (based on Ready Capital’s most recently announced tangible book value per share) equal to the cash payment in the foregoing clause (i).

CVRs generally will not be transferrable by holders, subject to certain exceptions set forth in the CVR Agreement. CVRs will not represent any equity or ownership interest in Ready Capital or any of its affiliates, and holders of CVRs will not have any voting, dividend or distribution rights.

Closing Dividend. Immediately prior to the Closing, UDF IV will make a final cash distribution to its shareholders (the “Closing Dividend”) of up to but not exceeding the sum of (i) $75,000,000 minus (ii) the amount of UDF IV’s regular quarterly cash dividend paid to its stockholders minus (iii) such further amount as may be necessary to assure satisfaction of the minimum cash closing condition described below.

Conditions to Closing and Other Terms. The obligation of each party to consummate the Merger is subject to a number of conditions, including, among others, (a) the approval of the Merger and the other transactions contemplated by the Merger Agreement by the affirmative vote of the holders of UDF IV Common Shares entitled to cast a majority of all the votes entitled to be cast on a proposal to approve the Merger (the “UDF IV Shareholder Approval”), (b) the registration and listing of the shares of Ready Capital Common Stock that will be issued in connection with the Merger and CVRs, (d) the representations and warranties of the parties being true and correct, subject to the materiality standards contained in the Merger Agreement, (e) each party’s compliance in all material respects with their respective covenants and agreements set forth in the Merger Agreement, (f) the absence of a material adverse effect with respect to either Ready Capital or UDF IV, (g) the delivery of certain tax opinons, documents and certificates, and (h) the requirement that, after giving effect to all dividends and other distributions to UDF IV stockholders (including the Closing Dividend), UDF IV has unrestricted consolidated cash and cash equivalents of not less than $15,000,000 plus the amount of any Proceeds (as defined in the CVR Agreement) received by UDF IV after September 30, 2024 and prior to the Closing.

The Merger Agreement contains customary representations, warranties and covenants of the parties. The representations and warranties of the parties are subject to certain important qualifications and limitations set forth in confidential disclosure schedules delivered by Ready Capital, on the one hand, and UDF IV, on the other hand, and were made solely for purposes of the contract among the parties. The representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties are primarily intended to establish circumstances in which either of the parties may not be obligated to consummate the Merger, rather than establishing matters as facts. In addition, the Merger Agreement provides that each of Ready Capital and UDF IV will, until the Effective Time, use commercially reasonable efforts to operate their respective businesses in all material respects in the ordinary course and preserve substantially intact its current business organization and preserve key business relationships. Each of Ready Capital and UDF IV are subject to restrictions as specified in the Merger Agreement on certain actions each company may take prior to the Effective Time, including actions related to amending organizational documents, declaring dividends, issuing or repurchasing capital stock, engaging in certain business transactions and incurring indebtedness.

The Merger Agreement contains a “no-shop” provision that prohibits UDF IV and its subsidiaries from, among other things, (a) initiating, soliciting or knowingly encouraging the making of a competing proposal; (b) engaging in any discussions or negotiations with any person with respect to a competing proposal; (c) furnishing any non-public information regarding it or any of its subsidiaries, or access to its properties, assets or employees in connection with a competing proposal; (d) entering into a letter of intent or agreement in principle or other agreement providing for a competing proposal or (e) effecting a Company Change of Recommendation (as such term is defined in the Merger Agreement). The no-shop provision is subject to certain exceptions as more fully described in the Merger Agreement, including the ability of UDF IV to engage in the foregoing activities under certain circumstances in the event that it receives a bona fide, unsolicited competing proposal.

At any time prior to obtaining the UDF IV Shareholder Approval, under certain specified circumstances, the board of trustess of UDF IV may change its recommendation to its shareholders regarding the Merger if the board of trustees determines in good faith after consulting with its outside legal and financial advisors that the failure to do so would reasonably be likely to be inconsistent with such board of trustees’ legal duties under applicable law, provided that UDF IV complies with the procedures set forth in the Merger Agreement. Additionally, if a Company Change of Recommendation is made in response to a proposal that the UDF IV board of trustees has determined in good faith (after consultation with its legal and financial advisors) is a “superior proposal,” after taking into account any adjustment to the terms and conditions of the Merger proposed by Ready Capital, UDF IV may terminate the Merger Agreement to accept such superior proposal upon payment of the termination fee described below.

The Merger Agreement contains certain termination rights for both Ready Capital and UDF IV, including, among others, the right to terminate the Merger Agreement if the Merger is not completed on or before April 15, 2025 (which date is subject to extension under certain circumstances), the failure to obtain the UDF IV Shareholder Approval, a Company Change of Recommendation of UDF IV’s board of trustees and breaches by the other party of certain covenants. Upon termination of the Merger Agreement by either party upon failure to obtain the UDF IV Shareholder Approval, UDF IV will be required to reimburse Ready Capital for certain expenses up to $1,000,000. In addition, in the event of a termination of the Merger Agreement under certain circumstances, including a Company Change of Recommendation or the acceptance of a superior proposal by UDF IV, UDF IV would be required to pay to Ready Capital a termination fee of $4,000,000 (less the amount of any expense reimbursement previously paid).

Termination Agreement. The Merger Agreement requires UDF IV and its current external advisor, UMTH General Services, L.P. (“UMTH”), to enter into a Termination Agreement in substantially the form attached as an exhibit to the Merger Agreement and to which Ready Capital would be an express third-party beneficiary. The Termination Agreement will terminate the current advisory agreement by and between UDF IV and UMTH effective as of the Closing. No termination fee will be payable by UDF IV or Ready Capital to UMTH in connection with such termination.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of November 29, 2024, by and among Ready Capital Corporation, RC Merger Sub IV, LLC, and United Development Funding IV.*

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules have been omitted. Ready Capital agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

ADDITIONAL INFORMATION ABOUT THE MERGER

In connection with the proposed Merger, Ready Capital will file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a prospectus of Ready Capital and a proxy statement UDF IV. Ready Capital also expects to file with the SEC other documents regarding the Merger. The Merger will be submitted to the shareholders of UDF IV for their consideration. The prospectus and UDF IV’s proxy statement will be sent to the shareholders of UDF IV and will contain important information regarding the proposed Merger and related matters. This Current Report on Form 8-K is not a substitute for the registration statement, prospectus and proxy statement that will be filed with the SEC or any other documents that Ready Capital may file with the SEC or that Ready Capital or UDF IV will send to UDF IV’s shareholders in connection with the Merger. SHAREHOLDERS OF UDF IV ARE ADVISED TO READ THE REGISTRATION STATEMENT, PROSPECTUS AND PROXY STATEMENT REGARDING THE MERGER WHEN THEY BECOME AVAILABLE (INCLUDING ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS AND SUPPLEMENTS TO THESE DOCUMENTS) CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT READY CAPITAL, UDF IV, THE PROPOSED MERGER, AND RELATED MATTERS. Shareholders of UDF IV may obtain free copies of the registration statement, the prospectus and the proxy statement, and all other documents filed or that will be filed with the SEC by Ready Capital (when they become available) at the SEC’s website at http://www.sec.gov. Copies of documents filed with the SEC by Ready Capital will be made available free of charge on Ready Capital’s website at http://www.readycapital.com, or by directing a request to its Investor Relations at (212) 257-4666; email: InvestorRelations@readycapital.com.

This communication is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements,” as such term is defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These forward-looking statements are based on current assumptions, expectations and beliefs of Ready Capital and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Ready Capital can give no assurance that these forward-looking statements will be accurate. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements herein that describe certain plans and expectations relating to the proposed Merger also are forward-looking statements. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the combined companies. There are a number of risks and uncertainties, many of which are beyond the parties’ control, that could cause actual results to differ materially from the forward-looking statements included herein, including, but not limited to, the risk that the Merger will not be consummated; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the possibility that shareholders of UDF IV may not approve the Merger Agreement; the risk that the parties may not be able to satisfy the conditions to the Merger in a timely manner or at all; and the outcome of any legal proceedings relating to the Merger. All such factors are difficult to predict, including those risks set forth in Ready Capital’s annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K that are available on Ready Capital’s website at http://www.readycapital.com and on the SEC’s website at http://www.sec.gov. The forward-looking statements included in this Current Report on Form 8-K are made only as of the date hereof. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Ready Capital undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances, except as required by applicable law.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

READY CAPITAL CORPORATION

Date: December 2, 2024	By:	/s/ Andrew Ahlborn
	Name:	Andrew Ahlborn
	Title:	Chief Financial Officer